                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Registration Statement on Form S-8 filed by Security Capital Group Incorporated, in connection with the Security Capital Group Incorporated 1996 Outside Directors Plan, of our reports dated March 4, 1996 and February 28, 1997, relating to the consolidated financial statements of Security Capital US Realty SICAV, which appear in such Registration Statement.

                                          Price Waterhouse SA

24-26 Avenue de Liberte
Luxembourg, L-1014
October 21, 1997